Exhibit 11.1

                             EAGLE BANCORP, INC.

                   Computation of Earnings per Common Share
                                 (Unaudited)

                                                         Years
                                                       ended December 31,
                                                 1996         1995           1994
                                               --------     --------      -------

       Primary

Net Income                                     $ 501,856    $ 500,180     $ 428,671

Shares:
  Weighted average number of common shares
    outstanding                                  862,845      862,755       861,382
  Shares issuable from assumed exercise of
    options and warrants                          22,261       17,146        12,855
                                               ----------   ---------     ---------
      Weighted average number of common shares
      and common share equivalents outstanding   885,106      879,901       874,237
                                               =========    =========     =========

Net income per common share and common share
  equivalent                                   $     .57    $     .57     $     .49
                                               =========    =========     =========


      Fully Diluted

Net Income:                                    $ 501,856    $ 500,180     $ 428,671

Shares:
  Weighted average number of common shares
   and common share equivalent outstanding
   as adjusted per primary computation           885,106      879,901       874,237
  Additional shares issuable from assumed
   exercise of option and warrants computed
   on a fully diluted basis                           92        3,431         1,851
                                               ----------   ----------    ----------
      Weighted average number of common shares
      and common share equivalents outstanding    885,198     883,332       876,088
                                               ==========   ==========    ==========

      Net income per common share and common
        share equivalent                       $     .57    $     .57     $     .49
                                               ==========   ==========    ==========